For Immediate Release

U.S. ENERGY CORP. ANNOUNCES SUCCESSIVE RECORD INITIAL PRODUCTION RATES FROM TWO ZAVANNA WELLS IN THE WILLISTON BASIN

RIVERTON, Wyoming – March 28, 2012 – U.S. Energy Corp. (NASDAQ Capital Market: USEG, today reported the initial production rate on the Wang 10-3 #1H well and the Crescent Farms 7-6 #1H well under its drilling program with Zavanna, LLC.

Williston Basin, North Dakota - Yellowstone Program:

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The Wang 10-3 #1H well was fracture stimulated with 35 stages and had an early 24-hour flow back rate of 2,208 BOE/D on a 36/64” restricted choke during drillout of the plugs. The initial production rate consisted of approximately 1,942 barrels of oil and 1.6 MMCF of natural gas.  The Company has an approximate 18% WI and 14% NRI in this well.  The Wang well began production on March 15, 2012.

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The Crescent Farms 7-6 #1H has also been fracture stimulated with 35 stages and had an early 24-hour flow back rate of 2,437 BOE/D on a 36/64” restricted choke during drillout of the plugs. The initial production rate consisted of approximately 2,178 barrels of oil and 1.5 MMCF of natural gas.  The Company has an approximate 27% WI and 21% NRI in this well.  The Crescent Farms well began production on March 22, 2012 and represents the highest reported IP rate for a Zavanna drilling program well to date.

The next two wells which have drilled to depth in this program and are scheduled to be fracture stimulated in April 2012 are;

•	The Skorpil 11-2 #1H well, in which the Company has an approximate 23% WI and 18% NRI.
•	The CDK 15-22 #1H well, in which the Company has an approximate 32% WI and 25% NRI.

"We are pleased to announce the successive record IP results of the Wang and Crescent Farms wells with Zavanna.  These two higher interest wells coupled with the two additional scheduled for the month of April should add meaningfully to our production for the second quarter of 2012," stated Keith Larsen, CEO of U.S. Energy Corp.

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About U.S. Energy Corp.

U.S. Energy Corp. is a natural resource exploration and development company with a primary focus on the exploration and development of its oil and gas assets.  The Company also owns the Mount Emmons molybdenum deposit located in west central Colorado.  The Company is headquartered in Riverton, Wyoming and trades on the NASDAQ Capital Market under the symbol "USEG".

Disclosure Regarding Forward-Looking Statement

This news release includes statements which may constitute "forward-looking" statements, usually containing the words “will,” “anticipates,” "believe," "estimate," "project," "expect," "target," "goal," or similar expressions.  Forward looking statements in this release relate to, among other things, U.S. Energy’s expected future production rates, its planned drilling and fracing activities, and  its ownership interests in those wells.  There is no assurance that any of the wells referenced in this press release will be economic.  Initial and current production results from a well are not necessarily indicative of its longer-term performance. The forward-looking statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, dry holes and other unsuccessful development activities, higher than expected expenses or decline rates from production wells, future trends in commodity and/or mineral prices, the availability of capital, competitive factors, and other risks described in the Company's filings with the SEC (including, without limitation, the Form 10-K for the year ended December 31, 2011), all of which descriptions are incorporated herein by reference.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

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For further information, please contact:

Reggie Larsen
Director of Investor Relations
U.S. Energy Corp.
1-800-776-9271
Reggie@usnrg.com